Exhibit 99.2

What Number to Give the Payer

        The holder is required to give the Payer his or her TIN (e.g., Social Security Number or Employer Identification Number). If the Outstanding Notes are held in more than one name or are held not in the name of the actual owner, consult the enclosed "Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9" for additional guidance on which number to report.

PAYER'S NAME: U.S. Bank National Association

SUBSTITUTE FORM W-9	Part 1—PLEASE PROVIDE YOUR TIN IN THE BOX TO THE RIGHT AND CERTIFY BY SIGNING AND DATING BELOW.	Social Security Number or Employer Identification Number

Part 2—Certification—Under penalties of perjury, I certify that:
Department of the Treasury Internal Revenue Service
(1) The number shown on this form is my correct Taxpayer Identification Number (or I am waiting for a number to be issued to me), (2) I am not subject to backup withholding because (i) I am exempt from backup withholding, (ii) I have not been notified by the Internal Revenue Service ("IRS") that I am subject to backup withholding as a result of failure to report all interest or dividends, or (iii) after being so notified, the IRS has notified me that I am no longer subject to backup withholding, and (3) I am a U.S. person (including a U.S. resident alien).

Payer's Request for Taxpayer Identification Number (TIN)
	Certificate instructions—You must cross out item (2) in Part 2 above if you have been notified by the IRS that you are subject to backup withholding because of under-reporting interest or dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding you receive another notification from the IRS stating that you are no longer subject to backup withholding, do not cross out item (2).	Part 3 Awaiting TIN ☐ Part 4 Exempt from backup withholding ☐
Signature
Name
Address:	(Please Print)
Date	, 2006

YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU CHECKED
THE BOX IN PART 3 OF SUBSTITUTE FORM W-9.

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

            I certify under penalty of perjury that a taxpayer identification number has not been issued to me, and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office, or (b) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number by the time of payment, all reportable payments made to me thereafter will be subject to backup withholding at the applicable withholding rate (which is currently 28%) until I provide such a number.

Signature	Date	, 2006
Name (please print)

NOTE: FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING AT THE APPLICABLE WITHHOLDING RATE (WHICH IS CURRENTLY 28%) ON ANY REPORTABLE PAYMENTS MADE TO YOU. PLEASE REVIEW THE ENCLOSED "GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9" FOR ADDITIONAL DETAILS.

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9

Guidelines for Determining the Proper Identification Number to Give the Payer.—Social security numbers have nine digits separated by two hyphens, i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen, i.e., 00-0000000. The table below will help determine the number to give the Payer.

For this type of account:			Give name and SOCIAL SECURITY Number of—	For this type of account:		Give name and EMPLOYER IDENTIFICATION Number of—

1.	An individual's account		The individual	6.	A valid trust, estate, or pension trust	The legal entity (Do not furnish the identifying number of the personal representative or trustee unless the legal entity itself is not designated in the account title.)(4)
2.	Two or more individuals (joint account)		The actual owner of the account or, if combined funds, the first individual on the account(1)	7.	Corporate account or entity electing corporate status	The corporation
3.	Custodian account of a minor (Uniform Gift to Minors Act)		The minor(2)	8.	Religious, charitable or educational organization account	The organization
4.	a.	A revocable savings trust account (in which grantor is also trustee)	The grantor trustee(1)	9.	Partnership or multi-member LLC treated as a partnership	The partnership
	b.	Any "trust" account that is not a legal or valid trust under State law	The actual owner(1)
5.	Sole proprietorship account		The owner(3)	10.	Association, club, or other tax-exempt organization	The organization
				11.	A broker or registered nominee	The broker or nominee
				12.	Account with the Department of Agriculture in the name of a public entity (such as a State or local government, school district, or prison) that receives agricultural program payments	The public entity

(1)
List first and circle the name of the person whose number you furnish.

(2)
Circle the minor's name and furnish the minor's social security number.

(3)
You must show your individual name, but you may also enter your business or "doing business as" name. You may use either your Employer Identification Number or your Social Security Number.

(4)
List first and circle the name of the legal trust, estate, or pension trust.

Note: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
NUMBER OF SUBSTITUTE FORM W-9

Obtaining a Number

If you don't have a taxpayer identification number or you do not know your number, obtain Form SS-5, Application for a Social Security Number Card (for resident individuals), Form SS-4, Application for Employer Identification Number (for businesses and all other entities), or Form W-7 for International Taxpayer Identification Number (for alien individuals required to file U.S. tax returns), at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

To complete Substitute Form W-9 if you do not have a taxpayer identification number, write "Applied For" in the space for the taxpayer identification number in Part I, sign and date the Form, and give it to the requester. Generally, you will then have 60 days to obtain a taxpayer identification number and furnish it to the requester. If the requester does not receive your taxpayer identification number within 60 days, backup withholding, if applicable, will begin and will continue until you furnish your taxpayer identification number to the requester.

Payees Exempt from Backup Withholding

Unless otherwise noted herein, all references below to section numbers or to regulations are references to the Internal Revenue Code and the regulations promulgated thereunder.

Payees specifically exempted from backup withholding on ALL payments include the following:

  1.
  A corporation.

  2.
  A financial institution.

  3.
  An organization exempt from tax under Section 501(a), or an individual retirement plan or a custodial account under Section 403(b)(7), if the account satisfies the requirements of Section 401(F)(2).

  4.
  The United States or any agency or instrumentality thereof.

  5.
  A State, the District of Columbia, a possession of the United States, or any political subdivision or instrumentality thereof.

  6.
  A foreign government or a political subdivision thereof, or any agency or instrumentality thereof.

  7.
  An international organization or any agency or instrumentality thereof.

  8.
  A registered dealer in securities or commodities registered in the United States or a possession of the United States.

  9.
  A real estate investment trust.

  10.
  A common trust fund operated by a bank under Section 584(a).

  11.
  An entity registered at all times during the tax year under the Investment Company Act of 1940.

  12.
  A foreign central bank of issue.

  13.
  A future commission merchant registered with the Commodities Futures Trading Commission.

  14.
  A person registered under the Investment Advisors Act of 1940 who regularly acts as a broker.

Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

  •
  Payments to nonresident aliens subject to withholding under Section 1441.

  •
  Payments to partnerships not engaged in a trade or business in the United States and which have at least one nonresident partner.

  •
  Payments of patronage dividends where the amount received is not paid in money.

  •
  Payments made by certain foreign organizations.

  •
  Payments made to a nominee.

Payments of interest not generally subject to backup withholding include the following:

  •
  Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if (i) this interest is $600 or more, (ii) the interest is paid in the course of the Payer's trade or business, and (iii) you have not provided your correct taxpayer identification number to the Payer.

  •
  Payments of tax-exempt interest (including exempt-interest dividends under Section 852).

  •
  Payments described in Section 6049(b)(5) to nonresident aliens.

  •
  Payments on tax-free covenant bonds under Section 1451.

  •
  Payments made by certain foreign organizations.

  •
  Payments made to a nominee.

Exempt payees described above should file a Substitute Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER. FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, AND RETURN IT TO THE PAYER.

Certain payments other than interest, dividends, and patronage dividends that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under Sections 6041, 6041A(a), 6045, and 6050A.

Privacy Act Notices—Section 6109 requires most recipients of dividends, interest, or other payments to give taxpayer identification numbers to the Payer who must report the payments to the IRS. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. The Payer must be given the numbers whether or not recipients are required to file tax returns. The Payer must generally withhold tax at the applicable withholding rate (which is currently 28%) taxable interest, dividends, and certain other payments to a payee who does not furnish a taxpayer identification number to the Payer. Certain penalties may also apply.

Penalties

(1)
Penalty for Failure to Furnish Taxpayer Identification Number—If you fail to furnish your taxpayer identification number to the Payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2)
Civil Penalty for False Statements With Respect to Withholding—If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3)
Criminal Penalty for Falsifying Information—If you falsify certifications or affirmations, you are subject to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.